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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                September 1, 1999



                          KENTUCKY ELECTRIC STEEL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-22416                                          61-1244541
        -------                                          ----------
(Commission File Number)                    (I.R S. Employer Identification No.)



                   P.O. Box 3500, Ashland, Kentucky 41105-3500
               (Address of principal executive offices) (zip code)


                                 (606) 929-1222
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On September 1, 1999, Kentucky Electric Steel, Inc. (the "Company") amended and restated its existing Rights Agreement, dated as of February 27, 1996 (the "Rights Agreement"), between the Company and Wachovia Bank of North Carolina, N.A. ("Wachovia"), as Rights Agent, to remove Wachovia as Rights Agent and appoint EquiServe Trust Company, N.A. ("EquiServe") as Rights Agent. The Company also amended the Rights Agreement to provide, among other things, that the Rights Agent shall only be liable for its gross negligence, bad faith or willful misconduct and that the Rights Agent shall be indemnified for and held harmless against any loss, liability or expense incurred without its gross negligence, bad faith or willful misconduct. A copy of the Amended and Restated Rights Agreement is attached hereto as Exhibit 4.8 and incorporated herein by reference.


ITEM 7.  EXHIBITS.

         (c)  The following exhibit is filed as part of this report on Form 8-K.

         Exhibit 4.8 Amended and Restated Rights Agreement, dated as of
February 27, 1996, and amended and restated as of September 1, 1999, between the Company and EquiServe Trust Company (as successor to Wachovia Bank of North Carolina, N.A.), as Rights Agent.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 9, 1999           KENTUCKY ELECTRIC STEEL,
                                   INCORPORATED

                                   By: /s/ William J. Jessie
                                      -------------------------
                                   Name:   William J. Jessie
                                   Title:  Vice President, Secretary, Treasurer
                                           and Chief Financial Officer


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                                  EXHIBIT INDEX

4.8 Amended and Restated Rights Agreement, dated as of February 27, 1996, and amended and restated as of September 1, 1999, between the Company and EquiServe Trust Company (as successor to Wachovia Bank of North Carolina, N.A.), as Rights Agent.